EXHIBIT 1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 13D

Under the Securities Exchange Act of 1934
(Amendment ___)*

AmTrust Financial Services, Inc.
(Name of Issuer)

Common Stock, par value $0.01 per share
(Title of Class of Securities)

032359309
(CUSIP Number)

Andrew Langham
Icahn Capital LP
767 Fifth Avenue, 47th Floor
New York, New York 10153
(212) 702-4300
(Name, Address and Telephone Number of Person Authorized to
Receive Notices and Communications)

May 7, 2018
(Date of Event which Requires Filing of this Statement)

If the filing person has previously filed a statement on Schedule 13G to report the acquisition that is the subject of this Schedule 13D, and is filing this schedule because of Section 240.13d-1(e), 240.13d-1(f) or 240.13d-1(g), check the following box / /.

NOTE: Schedules filed in paper format shall include a signed original and five copies of the schedule, including all exhibits. See Rule 13d‑7 for other parties to whom copies are to be sent.

*The remainder of this cover page shall be filled out for a reporting person's initial filing on this form with respect to the subject class of securities, and for any subsequent amendment containing information which would alter disclosures provided in a prior cover page.

The information required on the remainder of this cover page shall not be deemed to be "filed" for the purpose of Section 18 of the Securities Exchange Act of 1934 ("Act") or otherwise subject to the liabilities of that section of the Act but shall be subject to all other provisions of the Act (however, see the Notes).

SCHEDULE 13D

CUSIP No. 032359309

1 NAME OF REPORTING PERSON
High River Limited Partnership

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
WC

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
3,683,746 (includes Shares underlying forward contracts. See Item 5)

8 SHARED VOTING POWER
0

9 SOLE DISPOSITIVE POWER
 3,683,746 (includes Shares underlying forward contracts. See Item 5)

10 SHARED DISPOSITIVE POWER
0

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
3,683,746 (includes Shares underlying forward contracts. See Item 5)

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
1.88%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 032359309

1 NAME OF REPORTING PERSON
Hopper Investments LLC

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
 3,683,746 (includes Shares underlying forward contracts. See Item 5)

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
 3,683,746 (includes Shares underlying forward contracts. See Item 5)

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
 3,683,746 (includes Shares underlying forward contracts. See Item 5)

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
1.88%

14 TYPE OF REPORTING PERSON
OO

SCHEDULE 13D

CUSIP No. 032359309

1 NAME OF REPORTING PERSON
Barberry Corp.

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
 3,683,746 (includes Shares underlying forward contracts. See Item 5)

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
 3,683,746 (includes Shares underlying forward contracts. See Item 5)

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
 3,683,746 (includes Shares underlying forward contracts. See Item 5)

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
1.88%

14 TYPE OF REPORTING PERSON
CO

SCHEDULE 13D

CUSIP No. 032359309

1 NAME OF REPORTING PERSON
Icahn Partners Master Fund LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
WC

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
 5,996,564 (includes Shares underlying forward contracts. See Item 5)

8 SHARED VOTING POWER
0

9 SOLE DISPOSITIVE POWER
 5,996,564 (includes Shares underlying forward contracts. See Item 5)

10 SHARED DISPOSITIVE POWER
0

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
 5,996,564 (includes Shares underlying forward contracts. See Item 5)

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
3.05%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 032359309

1 NAME OF REPORTING PERSON
Icahn Offshore LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
 5,996,564 (includes Shares underlying forward contracts. See Item 5)

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
 5,996,564 (includes Shares underlying forward contracts. See Item 5)

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
 5,996,564 (includes Shares underlying forward contracts. See Item 5)

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
3.05%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 032359309

1 NAME OF REPORTING PERSON
Icahn Partners LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
WC

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
 8,738,422 (includes Shares underlying forward contracts. See Item 5)

8 SHARED VOTING POWER
0

9 SOLE DISPOSITIVE POWER
 8,738,422 (includes Shares underlying forward contracts. See Item 5)

10 SHARED DISPOSITIVE POWER
0

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
 8,738,422 (includes Shares underlying forward contracts. See Item 5)

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
  4.45%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 032359309

1 NAME OF REPORTING PERSON
Icahn Onshore LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
 8,738,422 (includes Shares underlying forward contracts. See Item 5)

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
 8,738,422 (includes Shares underlying forward contracts. See Item 5)

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
 8,738,422 (includes Shares underlying forward contracts. See Item 5)

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
 4.45%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 032359309

1 NAME OF REPORTING PERSON
Icahn Capital LP

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
 14,734,986 (includes Shares underlying forward contracts. See Item 5)

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
 14,734,986 (includes Shares underlying forward contracts. See Item 5)

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
 14,734,986 (includes Shares underlying forward contracts. See Item 5)

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.50%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 032359309

1 NAME OF REPORTING PERSON
IPH GP LLC

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
 14,734,986 (includes Shares underlying forward contracts. See Item 5)

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
 14,734,986 (includes Shares underlying forward contracts. See Item 5)

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
 14,734,986 (includes Shares underlying forward contracts. See Item 5)

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.50%

14 TYPE OF REPORTING PERSON
OO

SCHEDULE 13D

CUSIP No. 032359309

1 NAME OF REPORTING PERSON
Icahn Enterprises Holdings L.P.

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
14,734,986 (includes Shares underlying forward contracts. See Item 5)

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
14,734,986 (includes Shares underlying forward contracts. See Item 5)

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
14,734,986 (includes Shares underlying forward contracts. See Item 5)

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.50%

14 TYPE OF REPORTING PERSON
PN

SCHEDULE 13D

CUSIP No. 032359309

1 NAME OF REPORTING PERSON
Icahn Enterprises G.P. Inc.

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
14,734,986 (includes Shares underlying forward contracts. See Item 5)

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
14,734,986 (includes Shares underlying forward contracts. See Item 5)

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
14,734,986 (includes Shares underlying forward contracts. See Item 5)

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.50%

14 TYPE OF REPORTING PERSON
CO

SCHEDULE 13D

CUSIP No. 032359309

1 NAME OF REPORTING PERSON
Beckton Corp.

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
Delaware

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
14,734,986 (includes Shares underlying forward contracts. See Item 5)

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
14,734,986 (includes Shares underlying forward contracts. See Item 5)

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
14,734,986 (includes Shares underlying forward contracts. See Item 5)

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
7.50%

14 TYPE OF REPORTING PERSON
CO

SCHEDULE 13D

CUSIP No. 032359309

1 NAME OF REPORTING PERSON
Carl C. Icahn

2 CHECK THE APPROPRIATE BOX IF A MEMBER OF A GROUP
(a) / /
(b) / /

3 SEC USE ONLY

4 SOURCE OF FUNDS
OO

5	CHECK BOX IF DISCLOSURE OF LEGAL PROCEEDINGS IS REQUIRED PURSUANT TO ITEMS 2(d) or 2(e)/ /

6 CITIZENSHIP OR PLACE OF ORGANIZATION
United States of America

NUMBER OF SHARES BENEFICIALLY OWNED BY EACH REPORTING PERSON WITH:

7 SOLE VOTING POWER
0

8 SHARED VOTING POWER
18,418,732 (includes Shares underlying forward contracts. See Item 5)

9 SOLE DISPOSITIVE POWER
0

10 SHARED DISPOSITIVE POWER
18,418,732 (includes Shares underlying forward contracts. See Item 5)

11 AGGREGATE AMOUNT BENEFICIALLY OWNED BY EACH REPORTING PERSON
18,418,732 (includes Shares underlying forward contracts. See Item 5)

12	CHECK BOX IF THE AGGREGATE AMOUNT IN ROW (11) EXCLUDES CERTAIN SHARES/ /

13 PERCENT OF CLASS REPRESENTED BY AMOUNT IN ROW (11)
9.38%

14 TYPE OF REPORTING PERSON
IN

SCHEDULE 13D

Item 1.  Security and Issuer

This statement relates to the shares of Common Stock, par value $0.01 per share ("Shares"), issued by AmTrust Financial Services, Inc. (the "Issuer"). The address of the principal executive offices of the Issuer is 59 Maiden Lane, 43rd Floor, New York, New York 10038.

Item 2.  Identity and Background

The persons filing this statement are High River Limited Partnership ("High River"), Hopper Investments LLC ("Hopper"), Barberry Corp. ("Barberry"), Icahn Partners Master Fund LP ("Icahn Master"), Icahn Offshore LP ("Icahn Offshore"), Icahn Partners LP ("Icahn Partners"), Icahn Onshore LP ("Icahn Onshore"), Icahn Capital LP ("Icahn Capital"), IPH GP LLC ("IPH"), Icahn Enterprises Holdings L.P. ("Icahn Enterprises Holdings"), Icahn Enterprises G.P. Inc. ("Icahn Enterprises GP"), Beckton Corp. ("Beckton"), and Carl C. Icahn, a citizen of the United States of America (collectively, the "Reporting Persons").

The principal business address of each of (i) High River, Hopper, Barberry, Icahn Offshore, Icahn Partners, Icahn Master, Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP and Beckton is White Plains Plaza, 445 Hamilton Avenue - Suite 1210, White Plains, NY 10601, and (ii) Mr. Icahn is c/o Icahn Associates Holding LLC, 767 Fifth Avenue, 47th Floor, New York, NY 10153.

Barberry is the sole member of Hopper, which is the general partner of High River. Icahn Offshore is the general partner of Icahn Master. Icahn Onshore is the general partner of Icahn Partners. Icahn Capital is the general partner of each of Icahn Offshore and Icahn Onshore. Icahn Enterprises Holdings is the sole member of IPH, which is the general partner of Icahn Capital. Beckton is the sole stockholder of Icahn Enterprises GP, which is the general partner of Icahn Enterprises Holdings. Carl C. Icahn is the sole stockholder of each of Barberry and Beckton. As such, Mr. Icahn is in a position indirectly to determine the investment and voting decisions made by each of the Reporting Persons. In addition, Mr. Icahn is the indirect holder of approximately 91.3% of the outstanding depositary units representing limited partnership interests in Icahn Enterprises L.P. ("Icahn Enterprises"). Icahn Enterprises GP is the general partner of Icahn Enterprises, which is the sole limited partner of Icahn Enterprises Holdings.

Each of High River and Barberry is primarily engaged in the business of investing in securities. Hopper is primarily engaged in the business of serving as the general partner of High River. Each of Icahn Master and Icahn Partners is primarily engaged in the business of investing in securities. Icahn Offshore is primarily engaged in the business of serving as the general partner of Icahn Master. Icahn Onshore is primarily engaged in the business of serving as the general partner of Icahn Partners. Icahn Capital is primarily engaged in the business of serving as the general partner of each of Icahn Offshore and Icahn Onshore. IPH is primarily engaged in the business of serving as the general partner of Icahn Capital. Icahn Enterprises Holdings is primarily engaged in the business of holding direct or indirect interests in various operating businesses. Icahn Enterprises GP is primarily engaged in the business of serving as the general partner of each of Icahn Enterprises and Icahn Enterprises Holdings. Beckton is primarily engaged in the business of holding the capital stock of Icahn Enterprises GP.

Carl C. Icahn's present principal occupation or employment is serving as (i) Chief Executive Officer of Icahn Capital LP, a wholly owned subsidiary of Icahn Enterprises, through which Mr. Icahn manages various private investment funds, including Icahn Partners and Icahn Master, (ii) Chairman of the Board of Icahn Enterprises GP, the general partner of Icahn Enterprises, a Nasdaq listed diversified holding company engaged in a variety of businesses, including investment management, metals, mining, energy, automotive, real estate, railcar, food packaging, gaming, and home fashion, and (iii) Chairman of the Board and a director of Starfire Holding Corporation ("Starfire"), a holding company engaged in the business of investing in and/or holding securities of various entities, and as Chairman of the Board and a director of various of Starfire's subsidiaries.

The name, citizenship, present principal occupation or employment and business address of each director and executive officer of the Reporting Persons are set forth in Schedule A attached hereto.

None of the Reporting Persons nor any manager or executive officer of the Reporting Persons, has, during the past five years, (a) been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), or (b) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting, or mandating activities subject to, Federal or State securities laws or a finding of any violation with respect to such laws.

Item 3.  Source and Amount of Funds or Other Consideration

The Reporting Persons may be deemed to be the beneficial owner of, in the aggregate, 18,418,732 Shares (including Shares underlying forward contracts). Of such Shares, 6,931,047 Shares were purchased by the Reporting Persons collectively for an aggregate purchase price of approximately $90.3 million. The remaining 11,487,685 Shares may be deemed beneficially owned by the Reporting Persons as a result of their having entered into forward contracts (the "Forwards") with respect to such number of Shares at a forward price of $10.00 per share, for an aggregate forward price of approximately $114.9 million, plus a financing charge. The forward price is subject to adjustment to account for any dividends or other distributions declared by the Issuer.  In addition, the Reporting Persons paid the counterparty to the Forwards an aggregate amount of approximately $36.7 million upon entering into such Forwards.

The source of funding for the Shares held by the Reporting Persons (including Shares underlying forward contracts) was the general working capital of the respective purchasers.  The Shares held by the Reporting Persons are held in margin accounts together with other securities. Such margin accounts may from time to time have debit balances. Part of the purchase price of such Shares was obtained through margin borrowing.

Item 4.  Purpose of Transaction

The Reporting Persons acquired their positions in the Shares in the belief that the Shares were undervalued.

The Reporting Persons strongly oppose the proposed going-private transaction (the "Proposed Transaction") pursuant to which the Zyskind/Karfunkel families would acquire the publicly held shares of the Issuer for $13.50 per share.  On May 17, 2018, the Reporting Persons delivered an open letter to the Board of Directors of the Issuer (the "May 17 Letter").  A copy of the May 17 Letter is attached hereto as Exhibit 2 and is incorporated by reference herein.

On May 17, 2018, the Reporting Persons intend to file a preliminary proxy statement in connection with the Issuer's Special Meeting of Stockholders scheduled to be held on June 4, 2018.  The Reporting Persons intend to solicit proxies against the Proposed Transaction.

On May 17, 2018, representatives of the Reporting Persons contacted representatives of the Issuer to discuss their concerns relating to the Proposed Transaction, including the Issuer's failure to disclose the record date in a timely manner.  Representatives of the Reporting Persons have requested that the Board of Directors of the Issuer reschedule the record date and special meeting date to avoid disadvantaging shareholders who acquired their shares after April 5, 2018 and before the public announcement of the record and meeting dates.

The Reporting Persons intend to continue to have discussions with the Issuer's management, board of directors, other shareholders of the Issuer, and other relevant parties as they continue to evaluate the situation.

The Reporting Persons are considering all their options and, while they have no present plan to do so, they reserve the right and are considering whether to propose other transactions which relate to or would result in one or more of the actions specified in clauses (a) through (j) of Item 4 of Schedule 13D.

The Reporting Persons may, from time to time and at any time: (i) acquire additional Shares and/or other equity, debt, notes, instruments or other securities of the Issuer and/or its affiliates (collectively, "Securities") in the open market or otherwise; (ii) dispose of any or all of their Securities in the open market or otherwise; or (iii) engage in any hedging or similar transactions with respect to the Securities.

Item 5.  Interest in Securities of the Issuer

(a) The Reporting Persons may be deemed to beneficially own, in the aggregate, 18,418,732 Shares (including Shares underlying forward contracts), representing approximately 9.38% of the Issuer's outstanding Shares (based upon the 196,355,520 Shares stated to be outstanding as of May 2, 2018 by the Issuer in the Issuer's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 10, 2018).

(b) High River has sole voting power and sole dispositive power with regard to 3,683,746 Shares (including Shares underlying forward contracts). Each of Hopper, Barberry and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Master has sole voting power and sole dispositive power with regard to 5,996,564 Shares (including Shares underlying forward contracts). Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares. Icahn Partners has sole voting power and sole dispositive power with regard to 8,738,422 Shares (including Shares underlying forward contracts). Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn has shared voting power and shared dispositive power with regard to such Shares.

Each of Hopper, Barberry and Mr. Icahn, by virtue of their relationships to High River (as disclosed in Item 2), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended, the "Act") the Shares which High River directly beneficially owns. Each of Hopper, Barberry and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Master (as disclosed in Item 2), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Master directly beneficially owns. Each of Icahn Offshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn, by virtue of their relationships to Icahn Partners (as disclosed in Item 2), may be deemed to indirectly beneficially own (as that term is defined in Rule 13d-3 under the Act) the Shares which Icahn Partners directly beneficially owns. Each of Icahn Onshore, Icahn Capital, IPH, Icahn Enterprises Holdings, Icahn Enterprises GP, Beckton and Mr. Icahn disclaims beneficial ownership of such Shares for all other purposes.

(c) The following table sets forth all transactions with respect to Shares effected during the past sixty (60) days by any of the Reporting Persons. Except as otherwise noted below, all such transactions were purchases of Shares effected in the open market, and the table includes commissions paid in per share prices.

Name of Reporting Person	Date of Transaction	Amount of Securities	Price Per Share
High River Limited Partnership	04/26/2018	60,000.00	12.80
High River Limited Partnership	04/27/2018	92,771.00	12.85
High River Limited Partnership	04/30/2018	20,000.00	12.88
High River Limited Partnership	05/01/2018	369,035.00	13.05
High River Limited Partnership	05/02/2018	236,263.00	13.05
High River Limited Partnership	05/02/2018	360,000.00	13.05
High River Limited Partnership	05/02/2018	70,940.00	13.05
High River Limited Partnership	05/02/2018	60,000.00	13.05
High River Limited Partnership	05/02/2018	60,000.00	13.05
High River Limited Partnership	05/02/2018	58,623.00 (1)	3.06 (2)
High River Limited Partnership	05/03/2018	330,452.00 (1)	3.05 (2)
High River Limited Partnership	05/04/2018	240,000.00 (1)	3.06 (2)
High River Limited Partnership	05/07/2018	590,201.00 (1)	3.12 (2)
High River Limited Partnership	05/08/2018	429,429.00 (1)	3.23 (2)
High River Limited Partnership	05/08/2018	53,200.00	13.21
High River Limited Partnership	05/09/2018	4,000.00	13.21
High River Limited Partnership	05/09/2018	73,560.00 (1)	3.22 (2)
High River Limited Partnership	05/10/2018	76,939.00 (1)	3.30 (2)
High River Limited Partnership	05/11/2018	42,304.00 (1)	3.30 (2)
High River Limited Partnership	05/14/2018	54,500.00 (1)	3.29 (2)
High River Limited Partnership	05/15/2018	71,297.00 (1)	3.29 (2)
High River Limited Partnership	05/16/2018	30,232.00 (1)	3.31 (2)
High River Limited Partnership	05/17/2018	300,000.00 (1)	3.48 (2)

Icahn Partners LP	04/26/2018	142,345.00	12.80
Icahn Partners LP	04/27/2018	220,093.00	12.85
Icahn Partners LP	04/30/2018	47,449.00	12.88
Icahn Partners LP	05/01/2018	875,502.00	13.05
Icahn Partners LP	05/02/2018	560,290.00	13.05
Icahn Partners LP	05/02/2018	853,966.00	13.05
Icahn Partners LP	05/02/2018	168,279.00	13.05
Icahn Partners LP	05/02/2018	142,328.00	13.05
Icahn Partners LP	05/02/2018	142,327.00	13.05
Icahn Partners LP	05/02/2018	139,062.00 (1)	3.06 (2)
Icahn Partners LP	05/03/2018	783,874.00 (1)	3.05 (2)
Icahn Partners LP	05/04/2018	569,368.00 (1)	3.06 (2)
Icahn Partners LP	05/07/2018	1,400,050.00 (1)	3.12 (2)
Icahn Partners LP	05/08/2018	126,198.00	13.21
Icahn Partners LP	05/08/2018	1,018,672.00 (1)	3.23 (2)
Icahn Partners LP	05/09/2018	9,489.00	13.21
Icahn Partners LP	05/09/2018	174,494.00 (1)	3.22 (2)
Icahn Partners LP	05/10/2018	182,513.00 (1)	3.30 (2)
Icahn Partners LP	05/11/2018	100,352.00 (1)	3.30 (2)
Icahn Partners LP	05/14/2018	129,281.00 (1)	3.29 (2)
Icahn Partners LP	05/15/2018	169,128.00 (1)	3.29 (2)
Icahn Partners LP	05/16/2018	71,715.00 (1)	3.31 (2)
Icahn Partners LP	05/17/2018	711,647.00 (1)	3.48 (2)

Icahn Partners Master Fund LP	04/26/2018	97,655.00	12.80
Icahn Partners Master Fund LP	04/27/2018	150,993.00	12.85
Icahn Partners Master Fund LP	04/30/2018	32,551.00	12.88
Icahn Partners Master Fund LP	05/01/2018	600,636.00	13.05
Icahn Partners Master Fund LP	05/02/2018	384,763.00	13.05
Icahn Partners Master Fund LP	05/02/2018	586,034.00	13.05
Icahn Partners Master Fund LP	05/02/2018	115,482.00	13.05
Icahn Partners Master Fund LP	05/02/2018	97,672.00	13.05
Icahn Partners Master Fund LP	05/02/2018	97,673.00	13.05
Icahn Partners Master Fund LP	05/02/2018	95,431.00 (1)	3.06 (2)
Icahn Partners Master Fund LP	05/03/2018	537,934.00 (1)	3.05 (2)
Icahn Partners Master Fund LP	05/04/2018	390,632.00 (1)	3.06 (2)
Icahn Partners Master Fund LP	05/07/2018	960,755.00 (1)	3.12 (2)
Icahn Partners Master Fund LP	05/08/2018	86,602.00	13.21
Icahn Partners Master Fund LP	05/08/2018	699,043.00 (1)	3.23 (2)
Icahn Partners Master Fund LP	05/09/2018	6,511.00	13.21
Icahn Partners Master Fund LP	05/09/2018	119,745.00 (1)	3.22 (2)
Icahn Partners Master Fund LP	05/10/2018	125,245.00 (1)	3.30 (2)
Icahn Partners Master Fund LP	05/11/2018	68,863.00 (1)	3.30 (2)
Icahn Partners Master Fund LP	05/14/2018	88,718.00 (1)	3.29 (2)
Icahn Partners Master Fund LP	05/15/2018	116,060.00 (1)	3.29 (2)
Icahn Partners Master Fund LP	05/16/2018	49,213.00 (1)	3.31 (2)
Icahn Partners Master Fund LP	05/17/2018	488,353.00 (1)	3.48 (2)

(1)	Represents Shares to be acquired pursuant to a forward contract. These forward contracts expire on May 1, 2020.

(2)
Represents the amount per Share the Reporting Person paid the counterparty to the forward contract upon entering into such forward contract.  The forward price is $10.00 per Share. The forward price is subject to adjustment to account for any dividends or other distributions declared by the Issuer. In addition, the Reporting Persons paid a financing charge to the counterparty to such forward contract.

Item 6.  Contracts, Arrangements, Understandings or Relationship with Respect to Securities of the Issuer

Forward Contracts

On the relevant dates listed above in Item 5(c), certain of the Reporting Persons entered into forward contracts (the "Forwards") providing for the purchase by such Reporting Persons of an aggregate of 11,487,685 Shares at a forward price of $10.00 per share, for an aggregate forward price of approximately $114.9 million, plus a financing charge. The forward price is subject to adjustment to account for any dividends or other distributions declared by the Issuer. The Reporting Persons also paid the counterparty to the Forwards an aggregate amount of approximately $36.7 million upon entering into such Forwards.

The Forwards provide for physical settlement, with the Reporting Person retaining the right to elect cash settlement.  The Forwards do not give any Reporting Persons direct or indirect voting, investment or dispositive control over the Shares to which such contracts relate. The Forwards expire on May 1, 2020.

Except as otherwise described herein, there are no contracts, arrangements, understandings or relationships (legal or otherwise) among the persons named in Item 2 and between such persons and any person with respect to any securities of the Issuer, including but not limited to transfer or voting of any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

Item 7.  Material to be Filed as Exhibits

1	Joint Filing Agreement of the Reporting Persons.
2	Open Letter to the Issuer's Board of Directors, dated May 17, 2018.

SIGNATURE

After reasonable inquiry and to the best of each of the undersigned knowledge and belief, each of the undersigned certifies that the information set forth in this statement is true, complete and correct.

Dated: May 17, 2018

ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp.

By:  /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:  /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

/s/ Carl C. Icahn
CARL C. ICAHN

[Signature Page of Schedule 13D – AmTrust Financial Services, Inc.]

EXHIBIT 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Shares of AmTrust Financial Services, Inc. and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, have executed this Joint Filing Agreement this 17th day of May, 2018.

ICAHN PARTNERS MASTER FUND LP
ICAHN OFFSHORE LP
ICAHN PARTNERS LP
ICAHN ONSHORE LP
BECKTON CORP.
HOPPER INVESTMENTS LLC
BARBERRY CORP.
HIGH RIVER LIMITED PARTNERSHIP
By: Hopper Investments LLC, general partner
By: Barberry Corp.

By:  /s/ Edward E. Mattner
Name: Edward E. Mattner
Title: Authorized Signatory

ICAHN CAPITAL LP
By: IPH GP LLC, its general partner
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
IPH GP LLC
By: Icahn Enterprises Holdings L.P., its sole member
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES HOLDINGS L.P.
By: Icahn Enterprises G.P. Inc., its general partner
ICAHN ENTERPRISES G.P. INC.

By:  /s/ SungHwan Cho
Name: SungHwan Cho
Title: Chief Financial Officer

/s/ Carl C. Icahn
CARL C. ICAHN

[Signature Page of Joint Filing Agreement to Schedule 13D – AmTrust Financial Services, Inc.]

SCHEDULE A

DIRECTORS AND EXECUTIVE OFFICERS OF THE REPORTING PERSONS

The following sets forth the name, position, and principal occupation of each director and executive officer of each of the Reporting Persons. Each such person is a citizen of the United States of America. Except as otherwise indicated, the business address of each director and officer is c/o Icahn Associates Holding LLC, 767 Fifth Avenue, 47th Floor, New York, New York 10153. To the best of the Reporting Persons' knowledge, except as set forth in this statement on Schedule 13D, none of the directors or executive officers of the Reporting Persons own any Shares.

ICAHN PARTNERS MASTER FUND LP
Name	Position
Icahn Offshore LP	General Partner
Carl C. Icahn	Chief Executive Officer
Keith Cozza	Chief Operating Officer
Anthony Canova	Chief Financial Officer
Irene March	Executive Vice President; Chief Compliance Officer
Edward E. Mattner	Authorized Signatory
Gail Golden	Authorized Signatory

ICAHN PARTNERS LP
Name	Position
Icahn Onshore LP	General Partner
Carl C. Icahn	Chief Executive Officer
Keith Cozza	Chief Operating Officer
Anthony Canova	Chief Financial Officer
Irene March	Executive Vice President; Chief Compliance Officer
Edward E. Mattner	Authorized Signatory
Gail Golden	Authorized Signatory

ICAHN ONSHORE LP
ICAHN OFFSHORE LP
Name	Position
Icahn Capital LP	General Partner
Carl C. Icahn	Chief Executive Officer
Keith Cozza	Chief Operating Officer
Anthony Canova	Chief Financial Officer
Irene March	Executive Vice President; Chief Compliance Officer
Edward E. Mattner	Authorized Signatory
Gail Golden	Authorized Signatory

ICAHN CAPITAL LP
Name	Position
IPH GP LLC	General Partner
Carl C. Icahn	Chief Executive Officer
Keith Cozza	Chief Operating Officer
Anthony Canova	Chief Financial Officer
Irene March	Executive Vice President; Chief Compliance Officer
Edward E. Mattner	Authorized Signatory
Gail Golden	Authorized Signatory

IPH GP LLC
Name	Position
Icahn Enterprises Holdings L.P.	Sole Member
Carl C. Icahn	Chief Executive Officer
Keith Cozza	Chief Operating Officer
Anthony Canova	Chief Financial Officer
Irene March	Executive Vice President; Chief Compliance Officer
Edward E. Mattner	Authorized Signatory
Gail Golden	Authorized Signatory

ICAHN ENTERPRISES HOLDINGS L.P.
Name	Position
Icahn Enterprises G.P. Inc.	General Partner

ICAHN ENTERPRISES G.P. INC.
Name	Position
Carl C. Icahn	Chairman
William A. Leidesdorf	Director
Jack G. Wasserman	Director
James L. Nelson	Director
Keith Cozza	Director; Chief Executive Officer
SungHwan Cho	Director; Chief Financial Officer
Peter Reck	Principal Accounting Officer; Secretary
Craig Pettit	Vice President of Tax Administration

BECKTON CORP.
Name	Position
Carl C. Icahn	Chairman of the Board; President
Jordan Bleznick	Vice President/Taxes
Edward E. Mattner	Authorized Signatory
Keith Cozza	Secretary; Treasurer
Irene March	Vice President
Rowella Asuncion-Gumabong	Vice President

HIGH RIVER LIMITED PARTNERSHIP
Name	Position
Hopper Investments LLC	General Partner

HOPPER INVESTMENTS LLC
Name	Position
Barberry Corp	Member
Edward E. Mattner	Authorized Signatory
Irene March	Vice President; Authorized Signatory
Rowella Asuncion-Gumabong	Vice President
Anthony Canova	Authorized Signatory

BARBERRY CORP.
Name	Position
Carl C. Icahn	Chairman of the Board; President
Gail Golden	Vice President; Authorized Signatory
Jordan Bleznick	Vice President/Taxes
Anthony Canova	Authorized Signatory
Irene March	Vice President; Authorized Signatory
Edward E. Mattner	Authorized Signatory
Keith Cozza	Secretary; Treasurer
Rowella Asuncion-Gumabong	Vice President

EXHIBIT 2

May 17, 2018

Contact:
Icahn Capital LP
Susan Gordon
(212) 702-4309
CARL C. ICAHN RELEASES OPEN LETTER TO
AMTRUST FINANCIAL SERVICES, INC.
BOARD OF DIRECTORS

New York, New York, May 17, 2018 – Today Carl C. Icahn released the following open letter to the Board of Directors of AmTrust Financial Services, Inc. (NASDAQ:  AFSI):

Carl C. Icahn
767 Fifth Avenue, 47th Floor
 New York, New York 10153

Ladies and Gentlemen:

I am one of your largest shareholders and own almost 9.4% of AmTrust Financial Services, Inc. ("AmTrust").  I am strongly AGAINST the proposed going-private transaction and intend to solicit proxies AGAINST the deal.
Recently, a number of AmTrust shareholders contacted us to request our help in interceding in opposition to your opportunistic going-private transaction.  We decided to look into the situation and found that what we had been told was correct:  The Zyskind/Karfunkel families, with the help of the "independent" Special Committee of the Board, are blatantly taking advantage of AmTrust's minority shareholders. Going-private transactions are rarely without controversy, but the law is clear: Non-controlling shareholders must be treated fairly, both in terms of process and price.  The Zyskind/Karfunkel squeeze-out transaction completely fails to satisfy these criteria. You have structured your take-over to ensure that the transaction is reviewed under the lower, more deferential "business judgment" standard, as opposed to the enhanced, more stringent "entire fairness" standard.  However, to achieve this important goal, the Company needs to obtain the affirmative vote of a majority of the minority of the outstanding shares (meaning, those shares not owned by the Zyskind/Karfunkel families and other insiders). (This means that the Company needs to obtain the affirmative vote of approximately 43.9 million shares, or 22.4% of the total outstanding shares of AmTrust.)  The law requires the vote to be fair and informed, but the Board has created a voting process that makes a sham of Delaware's requirements. Back in March, the Board stealthily set a record date of April 5, 2018, but did not bother telling shareholders or the market.  As a result, purchasers of the stock throughout the month of April, who rightly assumed they would be able to vote their shares, have been disenfranchised by this Board.  The vote scheduled for June 4, 2018 makes a travesty of the entire shareholder electoral process, and "shareholders" who no longer own the shares will be voting on, and potentially deciding, our Company's future!  Such a vote is absurd and devoid of fairness.  Therefore, we believe that the Delaware courts will not grant the Zyskind/Karfunkel transaction business judgment treatment and will instead require this transaction be judged by entire fairness.
The Board should immediately change the record date and special meeting date to ensure a fair vote.  Failing to make that change will unfairly and irreparably disadvantage tens of millions of shares that were acquired throughout the month of April when purchasers had no idea they were acquiring their shares after the record date.  We are currently engaged in discussions with our Delaware litigators and are assessing our options to correct the manifest injustice that will occur if the Board fails to change the record and special meeting dates.

Since the special meeting is just over two weeks away, time is of the essence.

Sincerely,
Carl C. Icahn

SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY CARL C. ICAHN AND HIS AFFILIATES FROM THE STOCKHOLDERS OF AMTRUST FINANCIAL SERVICES, INC. FOR USE AT THE SPECIAL MEETING OF STOCKHOLDERS OF AMTRUST FINANCIAL SERVICES, INC. WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION. WHEN COMPLETED, A DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO STOCKHOLDERS OF AMTRUST FINANCIAL SERVICES, INC. AND WILL ALSO BE AVAILABLE AT NO CHARGE AT THE SECURITIES AND EXCHANGE COMMISSION'S WEBSITE AT HTTP://WWW.SEC.GOV OR UPON REQUEST OF OUR PROXY SOLICITOR, HARKINS KOVLER, LLC, BY TELEPHONE AT +1 (212) 468-5380 OR BY EMAIL AT AFSI@HARKINSKOVLER.COM. INFORMATION RELATING TO THE PARTICIPANTS IN SUCH PROXY SOLICITATION IS CONTAINED IN THE PRELIMINARY PROXY STATEMENT FILED ON SCHEDULE 14A BY CARL ICAHN AND HIS AFFILIATES WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2018 (THE "SCHEDULE 14A"). EXCEPT AS OTHERWISE DISCLOSED IN THE SCHEDULE 14A, THE PARTICIPANTS HAVE NO INTEREST IN AMTRUST FINANCIAL SERVICES, INC. OTHER THAN THROUGH THE BENEFICIAL OWNERSHIP OF SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE, OF AMTRUST FINANCIAL SERVICES, INC.